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Exhibit No. 1.1
Headway Corporate Resources, Inc.
Form S-3/ Post-Eff. Am. No. 1
File No. 333-08616

                  CERTIFICATE OF INCORPORATION
                               OF
                HEADWAY CORPORATE RESOURCES, INC.


                            ARTICLE I
                              NAME

      The name of the Corporation is Headway Corporate Resources,
Inc.

                           ARTICLE II
             REGISTERED OFFICE AND AGENT FOR SERVICE

      The address of the Corporation's registered office in the State of Delaware is in the county of New Castle, at 1013 Centre
Road, Wilmington, Delaware 10805. The name of its registered agent at such address is Corporation Service Company.

                           ARTICLE III
                       CORPORATE PURPOSES

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                           ARTICLE IV
                          CAPITAL STOCK

1.   Shares, Classes and Series Authorized.

      The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 25,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

(a)   20,000,000  shares  of  Common  Stock,  $0.0001  par  value
("Common Stock").

(b)   5,000,000  shares  of Preferred Stock,  $0.0001  par  value
("Preferred Stock").

2.   Powers and Rights of the Preferred Stock.

      The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation or for any debt securities of the Corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

3.   Issuance of the Common Stock and the Preferred Stock.

      The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the Corporation.

                            ARTICLE V
                       BOARD OF DIRECTORS

      The governing board of the Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of the Corporation, provided that the number of directors may not be less than one nor more than fifteen. Effective upon filing of this Certificate, the members of the board of directors shall be divided into three classes, designated as Class 1, Class 2, and Class 3 as follows:

     Class 1
          Gary S. Goldstein   850 Third Avenue, 11th Floor
                              New York, NY  10022

          Barry S. Roseman         850 Third Avenue, 11th Floor
                              New York, NY  10022

     Class 2
          Ehud D. Laska       630 Third Avenue
                              New York, NY  10111

          Edward E. Furash         2001 L Street, N. W.
                              Washington, DC  20036

     Class 3
          G. Chris Andersen   1330 Avenue of the Americas
                              New York, NY  10019

          Richard B. Salomon  620 Fifth Avenue
                              New York, NY  10020

      Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The Class 1 directors shall be deemed elected for a three-year term, Class 2 Directors for a two-year term, and Class 3 directors for a one-year term. At each succeeding annual meeting of shareholders commencing in 1997, successors to the Class of directors whose term expires at that annual meeting of shareholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be appointed among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional director of any Class elected to fill a vacancy resulting from an increase in such a Class shall hold office for a term that shall coincide with the remaining term of that Class, unless otherwise required by law, but in no case shall a decrease in the number of directors in a Class shorten the term of an incumbent director. A director shall hold office until the date of the annual meeting of shareholders upon which his term expires and until his successor shall be elected and qualified, subject, however, to his prior death, resignation, retirement, disqualification, or removal from office. A director may be removed from office only for cause and at a meeting of shareholders called expressly for that purpose, by a vote of the holders of a majority of the shares entitled to vote at an election of directors.

                           ARTICLE VI
                  POWERS OF BOARD OF DIRECTORS

      The property and business of the Corporation shall be controlled and managed by or under the direction of its Board of Directors. In furtherance, and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

      (a) To make, alter, amend or repeal the Bylaws of the Corporation; provided, that no adoption, amendment, or repeal of the Bylaws shall invalidate any act of the board of directors that would have been valid prior to such adoption, amendment, or repeal.;

      (b) To determine the rights, powers, duties, rules and procedures that affect the power of the board of directors to manage and direct the property, business, and affairs of the Corporation, including the power to designate and empower committees of the board of directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for board meetings, as well as the manner of taking board action; and

     (c) To exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and the Bylaws of the Corporation.

                           ARTICLE VII
                         INDEMNIFICATION

      The Corporation shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                          ARTICLE VIII
         LIMITATION ON PERSONAL LIABILITY FOR DIRECTORS

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                           ARTICLE IX
                CERTIFICATE SUBJECT TO AMENDMENT

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of
Incorporation, in the manner now or hereafter prescribed by statute or by the Certificate of Incorporation, and except as otherwise provided by this Certificate of Incorporation, all rights conferred upon stockholders herein are granted subject to this reservation.

                            ARTICLE X
                          INCORPORATOR

     The sole incorporator of the Corporation is:

          Mark E. Lehman      8 E. Broadway, Suite 620
                              Salt Lake City, UT  84111

      IN WITNESS WHEREOF, the undersigned, acting as the sole incorporator of the Corporation, signs this Certificate of Incorporation as his act and deed this 7th day of October, 1996.


                                   Mark E. Lehman (Signature)